Exhibit 10.4

THIRD AMENDMENT TO CREDIT AGREEMENT
This Third Amendment to Credit Agreement (this “Amendment”) dated as of August 10, 2016, is by and among ALARM.COM INCORPORATED, a Delaware corporation (“Alarm”), ALARM.COM HOLDINGS, INC., a Delaware corporation (“Holdings”, and together with Alarm, individually and collectively, jointly and severally, the “Borrower”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), Silicon Valley Bank (“SVB”) , as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of May 8, 2014, as amended by a First Amendment to Credit Agreement dated February 23, 2015 and as further amended by a Second Amendment to Credit Agreement dated December 7, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement; and
Whereas, Alarm has advised the Administrative Agent and the Lenders that (i) Alarm has created a new wholly-owned Subsidiary, ICN Acquisition, LLC, a Delaware limited liability company (“AcquisitionCo”), and (ii) that AcquisitionCo has entered into that certain Asset Purchase Agreement dated June 23, 2016 (the “iControl Purchase Agreement”), by and among AcquisitionCo, iControl Networks, Inc., a Delaware corporation (“iControl”), the Seller Stockholders identified therein and the Seller Stockholder Representative identified therein pursuant to which (a) AcquisitionCo will purchase certain assets of iControl, including, all of the outstanding shares of IControl Networks Canada, Inc., Delaware corporation (“iControl Canada”), a wholly owned subsidiary of iControl (the foregoing, collectively, the “iControl Acquisition”);
WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement to, among other things, increase the Revolving Commitment to $75,000,000, subject to the terms and conditions contained herein; and
WHEREAS, the parties to the Credit Agreement have agreed to modify and amend certain additional terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Recitals of Credit Agreement. The second recital to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Whereas, the Lenders have agreed to extend certain credit facilities to the Borrower upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $75,000,000, consisting of a revolving loan facility in an aggregate principal amount of up to $75,000,000, a letter of credit sub-facility in the aggregate availability amount of $10,000,000 (as a sublimit of the revolving loan facility), and a swingline sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility);”

2.	Amendments to Section 1. 1 of the Credit Agreement.

a.	The definition of “Available Revolving Increase Amount” is hereby amended and restated in its entirety to read as follows:

““Available Revolving Increase Amount”: as of any date of determination, an amount equal to the result of (a) $50,000,000 minus (b) the aggregate principal amount of Revolver Increases made after the Third Amendment Effective Date.”

b.	The definition of “Consolidated Adjusted EBITDA” is hereby amended and restated in its entirety to read as follows:

““Consolidated Adjusted EBITDA”: with respect to Holdings and its consolidated Subsidiaries for any period, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) provisions for taxes based on income, plus (iv) total depreciation expense, plus (v) total amortization expense; plus (vi) stock-based compensation expense; plus (vii) transaction fees and expenses associated with the Revolving Facility; plus (viii) investment banking and other transaction fees and expenses associated with any initial public offering or any equity offering in an aggregate amount not to exceed $2,500,000 during the term of the agreement; plus (ix) all other non-cash charges; plus (x) such other one-time charges approved by the Administrative Agent in its discretion; plus (xi) one-time expenses in connection with the Vivint Litigation, the iControl Acquisition, and compliance with The Hart-Scott-Rodino Antitrust Improvements Act of 1976 not to exceed (i) for all periods prior to and including June 30, 2017 in the aggregate, the lesser of (a) $5,000,000 and (b) 20% of Consolidated Adjusted EBITDA and (ii) for all periods after June 30, 2017 in the aggregate, the lesser of (a) $5,000,000 and (b) 15% of Consolidated Adjusted EBITDA.

c.	The definition of “Revolving Termination Date” is hereby amended and restated in its entirety to read as follows:

““Revolving Termination Date”: November 8, 2018.”

d.	The definition of “Total Revolving Commitments” is hereby amended and restated in its entirety to read as follows:

““Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The amount of the Total Revolving Commitments on the Third Amendment Effective Date is $75,000,000. The L/C Commitment and the Swingline Commitment are each sublimits of the Total Revolving Commitments.”

e.	The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

““iControl”: as defined in the Third Amendment.”
““iControl Acquisition”: as defined in the Third Amendment.”
““iControl Canada”: as defined in the Third Amendment.”
““iControl Purchase Agreement”: as defined in the Third Amendment.”
““Third Amendment”: the Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Administrative Agent and the Lenders.”
““Third Amendment Effective Date”: August 10, 2016.”
““Vivint Litigation”: The lawsuit filed June 2, 2015 by Vivint, Inc. (“Vivint”) against Alarm in the U.S. District Court, District of Utah, wherein Vivint has alleged that Alarm’s technology directly and indirectly infringes six patents that were purchased by Vivint.”

3.
Amendment to Section 2.8(a) of the Credit Agreement. Section 2.8(a) of the Credit Agreement is hereby amended by deleting “Closing Date” in the first sentence thereof and inserting “Third Amendment Effective Date” in lieu thereof.

4.	Amendment to Section 4.8 of the Credit Agreement. Section 4.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“4.8    Use of Proceeds. The proceeds of the Revolving Loans, Swingline Loans and the Letters of Credit shall be used to repay the Existing Indebtedness and for general corporate and working capital purposes, including to pay the consideration of the iControl Acquisition and Permitted Acquisitions.”

5.	Amendment to Section 7.1(b) of the Credit Agreement. Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings, measured on the last day of each quarter of Holdings, to exceed 3.00:1.00.”

6.	Amendment to Schedules to the Credit Agreement. The information set forth in Exhibit A hereto is hereby added to the information set forth in the Schedules to the Credit Agreement.

7.
Amendment to Exhibit B to the Credit Agreement. Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B hereto.

8.	Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.
This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	The Administrative Agent shall have received an updated collateral information certificate of each existing Loan Party.

c.	All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties.

d.	No Default or Event of Default shall have occurred and be continuing.

e.
After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct, (i) to the extent qualified by materiality, in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all respects or all material respects, as applicable, as of such earlier date).

f.
The Administrative Agent shall have received the results of a recent lien search in each of the Loan Parties’ jurisdiction of organization, and such searches shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 of the Credit Agreement or discharged on or prior to the Third Amendment Effective Date pursuant to documentation satisfactory to the Administrative Agent.

g.	Each Lender shall have received Notes or amended and restated Notes, as the case may be, in each case, duly executed by the Borrower.

h.
The Administrative Agent shall have received (i) an officer’s certificate of each Borrower, dated as of the Third Amendment Effective Date, with appropriate insertions and attachments, including resolutions authorizing the transactions contemplated hereby the certificate of incorporation or other similar organizational document of each Borrower certified by the relevant authority of the jurisdiction of organization of such Borrower, the bylaws or other similar organizational document of each Borrower and the relevant board resolutions or written consents of each Borrower, (ii) a long form good standing certificate or certificate of status, as the case may be, for each Borrower from its jurisdiction of organization and (iii) good standing certificates as a foreign corporation issued by each jurisdiction in which the failure of the applicable Borrower to be qualified could reasonably be expected to result in a Material Adverse Effect.

i.
The Administrative Agent shall have received a solvency certificate from a Responsible Officer of the Borrower, certifying that each of the Loan Parties, as of the Third Amendment Effective Date, is Solvent.

j.	There shall not have occurred since December 31, 2015 any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

k.
The Administrative Agent shall have received the executed legal opinion of Nelson Mullins Riley & Scarborough LLP, in a form reasonably satisfactory to the Administrative Agent. Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment as the Administrative Agent may reasonably require.

l.
The Administrative Agent shall have received the fees, costs and expenses required to be paid pursuant to Section 10 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder which have been invoiced to Borrower prior to the date hereof).

m.
All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

9.	Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

a.
This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

b.
The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are, (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all respects or all material respects, as applicable, as of such earlier date).

c.
The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrower under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

10.
Payment of Costs and Expenses. The Borrower shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto, including, without limitation, the Fee Letter dated February 12, 2014 between the Borrower and SVB (which costs include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

11.
Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided, however, that nothing in the Credit Agreement as amended by this Amendment shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.
Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

13.	Effect on Loan Documents.

(a)
The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Documents or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Credit Agreement set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b)
To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)	This Amendment is a Loan Document.

14.
Release of Claims. The Borrower may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Borrower desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Borrower makes the releases contained in this Section 14. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Borrower hereby fully and unconditionally releases and forever discharges each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Amendment is executed, whether known or unknown to the Borrower on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrower has against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Borrower represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Borrower against the Released Parties which is not released hereby. The Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims.

15.
Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

16.
Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

17.
Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

18.
Post-Closing Covenants. The Borrower shall complete each of the post-closing obligations and/or provide to the Administrative Agent each of the documents, instruments, agreements and information listed on Schedule 2 attached hereto on or before the date set forth for each such item thereon or as the Administrative Agent may otherwise agree in its sole discretion, each of which shall be completed or provided in form and substance satisfactory to Administrative Agent. Failure of the Borrower to comply with or deliver the post-closing items within the time periods set forth on Schedule 2 shall constitute an Event of Default as to which no grace period shall apply.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Third Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWER:

ALARM.COM INCORPORATED

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     Senior Vice President
ALARM.COM HOLDINGS, INC.

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     Senior Vice President

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK,
as the Administrative Agent

By:     /s/ Will Deevy
Name:     Will Deevy
Title:     Vice President
LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:     /s/ Will Deevy
Name:     Will Deevy
Title:     Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:     /s/ Mary K. Giermek
Name:     Mary K. Giermek
Title:     Senior Vice President

Acknowledged and Agreed:
GUARANTORS:
ALARM.COM HOLDINGS, INC.

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     Senior Vice President
WH INTERACTIVE, LLC

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     SVP, Alarm.com Incorporated, Manager
POINTCENTRAL, LLC

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     SVP, Alarm.com Incorporated, Manager
ENERGYHUB, INC.

By:     /s/ A.J. Gollinger
Name:     A.J. Gollinger
Title:     Treasurer

ALARM.COM INTERNATIONAL HOLDINGS, LLC

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     SVP, Alarm.com Incorporated, Manager

BUILDING 36 TECHNOLOGIES, LLC

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     SVP, Alarm.com Incorporated, Manager

FIVE INTERACTIVE, LLC

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     SVP, Alarm.com Incorporated, Manager
ONABRIDGE TECHNOLOGIES, LLC

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     SVP, Alarm.com Incorporated, Manager
JTT INVESTMENT PARTNERS, LLC

By:     /s/ J. Brennan Ryan
Name:     J. Brennan Ryan
Title:     Authorized Signatory
Securitytrax LLC

By:    /s/ Daniel Ramos
Name:     Daniel Ramos
Title:     SVP, Alarm.com Incorporated, Manager